UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Simmons First National Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT DATED MARCH 25, 2019,

TO PROXY STATEMENT DATED MARCH 12, 2019,

FOR ANNUAL MEETING OF SHAREHOLDERS

On March 25, 2019, Simmons First National Corporation (“Company”) announced that Mark C. Doramus, a director of the Company, has voluntarily resigned from his position as a member of the Compensation Committee (“Committee”) of the Company’s board of directors (“Board”), effective immediately. Mr. Doramus tendered his resignation from the Committee in order to avoid the appearance of any conflict with his service on the Committee given that he is an executive of a financial institution that provided certain professional services to the Company during 2018. Although the Board has determined that Mr. Doramus qualifies as “independent” for purposes of serving on both the Board and the Committee pursuant to applicable Nasdaq Stock Market rules and the Securities Exchange Act of 1934, as amended (as well as the rules and regulations promulgated thereunder) and that Mr. Doramus’s background and experience render him highly qualified to serve as a member of the Committee, the Board decided to comply with Mr. Doramus’s wishes and accepted his resignation from the Committee.

For the avoidance of doubt, Mr. Doramus’s resignation is only with respect to the Committee, and Mr. Doramus will therefore continue to serve, for example, as a member of the Board and the Board’s Risk Committee. For further clarity, Mr. Doramus’s resignation was not the result of any disagreement between Mr. Doramus and any of the Company, the Board, or the Committee.

The Board continues to recommend that Company shareholders vote “FOR” all of the director-nominees, including Mr. Doramus, at the Company’s upcoming annual meeting of shareholders, which will be held on April 17, 2019 (“Annual Meeting”). Mr. Doramus’s biographical information is located on page 6 of the Company’s definitive proxy statement that was filed with the U.S. Securities and Exchange Commission on March 12, 2019 (“Proxy Statement”).

Important Information

The information set forth herein supplements the Proxy Statement, which was mailed to shareholders in connection with the solicitation of proxies on behalf of the Board for use at the Annual Meeting. Shareholders are urged to read the Proxy Statement, as supplemented by this supplement, because it contains important information. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement.

501 Main Street      Pine Bluff, Arkansas 71601      www.simmonsbank.com